Exhibit 4.1

ESAB CORPORATION
as Issuer
THE GUARANTORS FROM TIME TO TIME PARTY HERETO
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee, Paying Agent, Registrar and Transfer Agent
_________________________
INDENTURE
_________________________
Dated as of April 9, 2024
6.25% SENIOR NOTES DUE 2029

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Section 12.12	Severability.	70

Section 12.13	Counterpart; Originals.	70

Section 12.14	Table of Contents, Headings, Etc.	70

Section 12.15	Waiver of Jury Trial.	71

Section 12.16	Force Majeure.	71

Section 12.17	U.S.A. Patriot Act.	71

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE
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INDENTURE dated as of April 9, 2024, between ESAB Corporation, a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), paying agent, registrar and transfer agent.
The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 6.25% Senior Notes due 2029 (the “Notes”):
ARTICLE 1
DEFINITIONS
Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the applicable Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the respective Depositary therefor or its nominee.
“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary, whether or not such Debt is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.
“Additional Notes” means additional notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 hereof, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Authentication Agent, Registrar, co-registrar, Transfer Agent, Paying Agent or additional paying agent.
“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
(1)1.0% of the principal amount of such Note; and
(2)the excess, if any, of
(A)the present value at such Redemption Date of (i) the redemption price of such Note at April 15, 2026 (such redemption price being set forth in the table in Section 3.06), plus (ii) all required interest payments due on such Note through April 15, 2026 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
(B)the then outstanding principal amount of such Note.
The calculation of the Applicable Premium shall be performed by the Issuer or on behalf of the Issuer by such person as the Issuer shall designate. For the avoidance of doubt, calculation of Applicable Premium shall not be an obligation or duty of the Trustee or any Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
“Attributable Debt” means, with respect to any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (b) the amount of such principal payment by (2) the sum of all such principal payments.
“Bankruptcy Law” means (i) for purposes of the Issuer and the Guarantors, any bankruptcy, insolvency or other similar statute (including, without limitation, Title 11, U.S. Code or any similar federal or state law for the relief of debtors), regulation or provision of any jurisdiction in which the Guarantors are organized or conducting business and (ii) for purposes of the Trustee, any bankruptcy, insolvency or similar statute, regulation or provision of any jurisdiction in which the Trustee is organized.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.
“Board of Directors” means:
(1)with respect to a corporation, the board of directors of the corporation or any committee thereof;
(2)with respect to a partnership, the board of directors of the general partner of the partnership;
(3)with respect to a limited liability company, the board of managers of the limited liability company; and
(4)with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law to close.
“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.
“Capital Lease Obligation” means, as to any Person, the obligations of such Person under a lease that would be required to be classified and accounted for as capital or finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP; provided that any lease that was or would have been treated as an operating lease pursuant to GAAP as in effect prior to giving effect to FASB Accounting Standards Update ASU 2016-02 (whether or not such lease were in effect at the time of effectiveness of such FASB Accounting Standards Update ASU 2016-02, and whether or not such lease was in effect on the Issue Date) shall not be treated as a Capital

Lease Obligation and shall be treated as an operating lease, notwithstanding the implementation of FASB Accounting Standards Update ASU 2016-02 prior to, on, or after the Issue Date or any actual or proposed change in GAAP after the Issue Date.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding any debt securities convertible into such equity securities.
“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act);
(2)the adoption of a plan relating to the liquidation or dissolution of the Issuer;
(3)the Issuer becomes aware that (by way of a report or any other filing pursuant to Section 13(d) of the U.S. Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Issuer; and
(4)the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of all classes of Voting Stock of the Issuer.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.
“Consolidated Cash Flow” means, with respect to any Person, for any period:

(1)the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:
(a)Consolidated Net Income;
(b)Consolidated Non-Cash Charges;
(c)Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;
(d)Consolidated Income Tax Expense; and
(e)any net loss from discontinued operations (to the extent not added back in the calculation of Consolidated Net Income) and any fees and expenses Incurred in connection with the closing of any issuance of Debt or Capital Interests, acquisition or disposition permitted under this Indenture or any amendment or other modification of any debt instrument, and any charges Incurred as a result of any such transaction; less
(2)net income from discontinued operations to the extent not deducted in the calculation of Consolidated Net Income.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation, to any asset sales or other dispositions or asset acquisitions, investments, mergers, Incurrences or repayments of indebtedness, dividends, operating improvements, restructurings, new projects, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset acquisition (including the Incurrence or assumption of any such Acquired Debt), investment, merger, Incurrence or repayment of indebtedness, dividend, operating improvement, restructuring, new project, consolidation or disposed operation occurred at the beginning of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in the good faith determination of the Issuer and shall give effect to Pro Forma Cost Savings as if they had occurred at the beginning of the Four Quarter Period.
Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:
(1)interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and
(2)if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.
If such Person or any of its Restricted Subsidiaries guarantees Debt of a third Person (excluding (i) credit support for third party customer financing in the ordinary course of business, and (ii) any so-called “bad boy” guarantee or similar instrument or agreement executed in the ordinary course of business providing recourse in respect of such Debt based on the occurrence of certain contingencies) and such guarantee or the Debt subject thereto is not otherwise included in the calculation of Consolidated Fixed Charges, the calculation of the Consolidated Fixed Charge Coverage Ratio shall give effect to the Incurrence of such guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such guaranteed Debt as if such guarantee occurred at the beginning of the Four Quarter Period.
“Consolidated Fixed Charges” means, with respect to any Person for any period, without duplication, the sum of:
(1)Consolidated Interest Expense of such Person for such period;
(2)all cash dividends or other distributions (excluding items eliminated in consolidation) on any series of Preferred Interests paid during such period; and
(3)all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock during such period;
provided, however, that such fixed charges shall not include any non-cash interest expense attributable to the application of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20 or any successor provision providing for the periodic recognition as interest expense of the excess of the principal amount of a liability over the related carrying value.
“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period the interest expense of such Person and its Restricted Subsidiaries, in each case for such period as determined on a consolidated basis in accordance with GAAP (whether paid or accrued and whether or not capitalized), including without duplication:
(1)any amortization of debt discount;
(2)non-cash interest expense, including any interest paid in kind by the issuance of additional Debt;
(3)the net cost under interest rate Hedging Obligations (including any amortization of discounts);
(4)the interest portion of any deferred payment obligations;
(5)all commission, discounts and other fees and charges owed with respect to letters of credit, banker’s acceptances, financing or similar activities (including, without limitation, agency fees, commitment fees and similar fees);
(6)the interest component of Capital Lease Obligations; and
(7)the interest expense on any Debt guaranteed by such Person and its Restricted Subsidiaries or secured by a Lien on the assets of such Person and its Restricted Subsidiaries.
“Consolidated Net Income” means, with respect to the Issuer and its Restricted Subsidiaries, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:
(1)excluding, without duplication:
(a)any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges (including relating to severance, relocation, and one-time compensation charges);

(b)the portion of net income of such Person and its Restricted Subsidiaries allocable to minority or non-controlling interests in unconsolidated Persons or investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;
(c)gains or losses in respect of any asset sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;
(d)the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;
(e)any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(f)any fees and expenses paid in connection with the issuance of the Notes;
(g)non-cash compensation expense Incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;
(h)any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;
(i)any non-cash impairment charges or asset write-off or write-down resulting from the application of FASB ASC Topic 350 “Intangibles—Goodwill and Other” or FASB ASC Topic 360 “Property, Plant and Equipment,” and the amortization of intangibles arising pursuant to FASB ASC Topic 805 “Business Combinations” or any related subsequent Statement of Financial Accounting Standards;
(j)non-cash gains, losses, income and expenses resulting from fair value accounting required by FASB ASC Topic 815 “Derivatives and Hedging” or any related subsequent Statement of Financial Accounting Standards;
(k)any net unrealized gains and losses relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC Topic 830 “Foreign Currency Matters” or any related subsequent Statement of Financial Accounting Standards;
(l)accruals and reserves that are established within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP;
(m)any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;
(n)any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(o)any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, to the extent actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);
(p)to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption;
(q)expenses associated with the settlement or payment of asbestos or welding fumes liabilities; and
(r)costs associated with the action of the Issuer and its Subsidiaries against its asbestos or welding fumes insurers for coverage in respect of asbestos or welding fumes liabilities; and
(2)including, without duplication, dividends and distributions from joint ventures actually received in cash by the Issuer.
“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including, without limitation, (1) amortization of goodwill, programming costs, barter expenses and other intangibles and (2) the effect of any non-cash impairment charges Incurred subsequent to the Issue Date resulting from the application of FASB ASC Topic 350, 360 or 805, and any other non-cash items resulting from any amortization, write-up, write-down or write-off of assets or liabilities including deferred financing costs and the effect of straight-lining of rents as a result of purchase accounting adjustments) in connection with any future acquisition, disposition, merger, consolidation or similar transaction, but excluding amortization of pre-paid cash expenses that were paid in a prior period, and other noncash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP excluding any such charges which represent an accrual of or a reserve for cash charges for any future period.
“Consolidated Secured Leverage” means the sum of the aggregate outstanding Secured Debt of the Issuer and its Restricted Subsidiaries consisting of borrowed money, Capital Lease Obligations, obligations in respect of letters of credit (only to the extent of any unreimbursed drawings thereunder), obligations evidenced by promissory notes and similar instruments and guarantees by the Issuer and its Restricted Subsidiaries in respect of any of the foregoing, in each case to the extent such Secured Debt is Incurred pursuant to Section 4.11(a) or clause (1), (4), (9), (15), or (17) of Section 4.11(b) or constitutes Permitted Refinancing Debt in respect of Secured Debt originally Incurred under any such provision, less unrestricted cash and cash equivalents of the Issuer and its Restricted Subsidiaries.
“Consolidated Secured Leverage Ratio” means with respect to such Person, as of any date of determination (the “Determination Date”), the ratio of (x) Consolidated Secured Leverage at such date to (y) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Issuer are available (such four full fiscal quarter period referred to herein as “Four Quarter Period”), in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”; provided that, for the purpose of determining Consolidated Secured Leverage, the aggregate amount of cash and cash equivalents of the Issuer and its Restricted Subsidiaries shall be determined without giving pro forma effect to the proceeds of Debt Incurred on such date. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Secured Leverage” and “Consolidated Cash Flow” shall be calculated after giving effect on a pro forma basis for the period of such calculation, to any asset sales or other dispositions or asset acquisitions, investments, mergers, Incurrences or repayments of indebtedness, dividends, operating improvements, restructurings, new projects, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date, as if such asset sale or other disposition or asset acquisition (including the Incurrence or assumption of any such Acquired Debt), investment, merger, Incurrence or repayment of indebtedness, dividend, operating improvement, restructuring, new project, consolidation or disposed operation occurred at the beginning of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in the good faith determination of the Issuer and shall give effect to Pro Forma Cost Savings as if they had occurred at the beginning of the Four Quarter Period.
“Consolidated Total Assets” means, with respect to any Person, at any date, the aggregate amount of assets as set forth on the most recent consolidated balance sheet of such Person and computed in accordance with GAAP; provided that, “Consolidated Total Assets” of the Issuer and its Restricted Subsidiaries shall be adjusted to reflect any acquisitions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination (but without giving effect to the transaction being tested under this Indenture).
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee or successor Trustee may give notice to the Issuer.
“Credit Agreement” means the credit agreement, dated as of April 4, 2022, by and among the Issuer, the other loan parties party thereto, Bank of America, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A., Goldman Sachs Bank USA, Citizens Bank, N.A., BNP Paribas, Bank of Montreal and Wells Fargo Bank, National Association, as co-syndication agents, the co-documentation agents named therein and the other lenders named therein and the other arrangers or agents party thereto, including any related letters of credit, notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended by Amendment No. 1, dated as of June 17, 2022, and Amendment No. 2, dated as of June 28, 2022, and as further amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, in which case, the credit agreement or other debt agreement (including any indenture in the case of debt securities) together with all other documents and instruments related will constitute the “Credit Agreement,” whether with the same or different agents and lenders or institutional investors.
“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or bank guarantees, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Custodian” means the Trustee, as custodian for The Depository Trust Company (“DTC”) with respect to the Global Notes, together with its successors in such capacity.
“Debt” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)in respect of borrowed money;
(2)evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)in respect of banker’s acceptances;

(4)representing Capital Lease Obligations or Attributable Debt in respect of Sale and Leaseback Transactions;
(5)representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
(6)representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding deemed capitalized leases; provided, that the following items shall not be considered Debt: (x) accrued expenses and trade payables and (y) guarantees of obligations (which guaranteed obligations do not themselves constitute Debt). In addition, the term “Debt” includes all Debt of others secured by a Lien on any asset of the specified Person (whether or not such Debt is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Debt of any other Person. Debt shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Debt for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Debt. For the avoidance of doubt, Debt includes any Acquired Debt.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.04 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to any Global Note, the Person specified in Section 2.02 hereof as the Depositary with respect to such Global Note, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.
“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.
“Foreign Subsidiary” means any Subsidiary of the Issuer other than a Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia, or any direct or indirect subsidiary thereof.
“Four Quarter Period” has the meaning given in the definition of “Consolidated Fixed Charge Coverage Ratio” or “Consolidated Secured Leverage Ratio,” as applicable.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in effect from time to time; provided, however, that the Issuer may with notice to the Trustee elect to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision of this Indenture, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof. If any such notice is provided then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn by a subsequent notice to the Trustee.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.
“Global Note Legend” means the legend set forth in Section 2.04(g)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, the Global Notes issued in accordance with Section 2.01 or 2.04 hereof.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.
“Guarantor” means each Subsidiary that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns until released from their obligations under such guarantee and this Indenture in accordance with the terms of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate future or option contracts and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;
(2)commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and
(3)foreign exchange contracts, currency swap agreements, currency future or option contracts and other agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.
“Holder” means a Person in whose name a Note is registered.
“Incur” means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or the recording, as required pursuant to GAAP or other applicable accounting standards, of any such Debt on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Issuer shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Issuer. “Incurrence,” “Incurred” and “Incurring” shall have meanings that correspond to the foregoing. A guarantee by the Issuer or a Restricted Subsidiary of Debt Incurred by the Issuer or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:
(1)amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;
(2)the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3)the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and
(4)unrealized losses or charges in respect of Hedging Obligations.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the $700,000,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof.
“Interest Payment Date” means April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Issue Date” means April 9, 2024.
“Issuer” has the meaning assigned to it in the preamble to this Indenture, in each case, together with all successors thereto.
“Lien” means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Non-Recourse Debt” means Debt:
(1)as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable as a guarantor or otherwise; and
(2)as to which the lenders or other holders of such Debt have been notified in writing, or the explicit terms of which provide, that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries (other than the equity interests of an Unrestricted Subsidiary).
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to the terms of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture (except as specifically set forth herein), and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.
“Offering Memorandum” means that offering memorandum, dated as of March 25, 2024, relating to the Initial Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person or a responsible accounting or financial officer of such Person.
“Officer’s Certificate” means a certificate signed by an Officer; provided that each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)a statement that the Person making such certificate has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;
(3)a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
“Opinion of Counsel” means a written opinion (which may be subject to customary assumptions, qualifications and exclusions) from legal counsel who is acceptable to the Trustee that meets the requirements of Section 12.05 hereof. Such counsel may be an employee of or counsel to the Issuer.
“Participant” means, with respect to any Depositary, a Person who is a participant of or has an account with such Depositary.
“Paying Agent” has the meaning assigned to that term in Section 2.02.
“Permitted Liens” means:
(1)Liens existing on the Issue Date not otherwise described below;
(2)Liens securing Debt permitted to be Incurred pursuant to Section 4.11 in an aggregate principal amount outstanding not to exceed, as of any date of Incurrence, the greater of $2.5 billion and an amount of Debt such that, at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio of the Issuer would be no greater than 4.0 to 1.0;
(3)any Lien for Taxes or assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP;
(4)Liens imposed by law, such as materialmen’s, mechanics’, carriers’, warehousemen’s, landlords’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (a) are not overdue for a period of more than 30 days and (b) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate or that are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(5)easements, rights of way, restrictions, minor defects or irregularities in title and other similar encumbrances affecting real property that, in the aggregate are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and leases and subleases of real property granted to others and licenses of other assets entered into in the ordinary course of business, in each case no interfering in any material respect with the business of the Issuer or any of its Restricted Subsidiaries;
(6)pledges or deposits in connection with workers’ compensation laws or similar legislation or to secure public statutory obligations, not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA);
(7)Liens on property or assets existing at the time the Issuer or a Restricted Subsidiary acquires such property or assets, and Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or a Restricted Subsidiary or such Person becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Issuer and its Restricted Subsidiaries other than the property or assets acquired and the proceeds thereof;
(8)Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, in accordance with the terms of this Indenture of any Debt secured by Liens referred to in clauses (1), (2), (7), this clause (8), (9), (12), (13), (19) and (27) of this definition of Permitted Liens to the extent that (a) such Liens do not extend to any additional property or assets (other than accessions and additions to and improvements, proceeds and products of such property or assets); and (b) the principal amount of the obligations secured by such Liens is not increased at the time of such extension, renewal, refinancing or refunding to an amount greater than the sum of (i) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding (or the committed amount, if greater) under the Debt being refunded, refinanced, renewed, replaced or extended, (ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (iii) the amount of fees, expenses and costs related to the Incurrence of such Debt;
(9)Liens (a) to secure Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt permitted to be Incurred pursuant to Section 4.11(b)(9); provided that such Liens do not extend to or cover any assets other than such assets acquired, constructed or improved with the proceeds of such Capital Lease Obligation, Synthetic Lease Obligation or Purchase Money Debt and any assets that, in the ordinary course of business, are subject to Liens in favor of the same creditor for other assets subject to existing Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt and (b) in respect of sale and leaseback transactions, the Debt with respect to which is permitted pursuant to Section 4.11(b)(9);
(10)Liens in favor of the Issuer or any Guarantor;
(11)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of letters of credit and banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(12)Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(13)Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (a) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and any proceeds thereof) and (b) such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;
(14)Liens (a) that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities Incurred in the ordinary course of business of the Issuer and/or any of its Restricted Subsidiaries or (ii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, (b) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (c) encumbering reasonable customary initial deposits and margin deposits relating to, or otherwise attaching to, commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business, and (d) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off);
(15)Liens securing judgments or judicial attachment for the payment of money with respect to which execution is stayed, in each case not constituting an Event of Default under clause (6) of Section 6.01(a) herein or securing obligations in respect of appeal bonds or other surety bonds obtained in connection with any such judgment;
(16)any interest of title of (a) an owner of equipment or inventory on loan or consignment, or as part of a conditional sale, to the Issuer or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and (b) a lessor, licensor or sublicensor or secured by a lessor’s, licensor’s or sublicensor’s interest under any lease, license or sublicense permitted under this Indenture;
(17)deposits in the ordinary course of business to secure liability to insurance carriers;
(18)Liens arising out of title retention provisions in any contract in the ordinary course of business;
(19)Liens securing Hedging Obligations so long as any related Debt is permitted to be Incurred under this Indenture;
(20)options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like permitted to be made under this Indenture;
(21)Liens attaching to earnest money deposits (or equivalent deposits otherwise named) made in connection with proposed acquisitions;
(22)(a) set-off rights not otherwise set forth in clause (14) of this definition of Permitted Liens, or (b) Liens arising in connection with repurchase agreements that constitute investments;
(23)Liens on cash and other deposits or net worth imposed in connection with contracts entered into the ordinary course of business;
(24)Liens securing Obligations for third party customer financing in the ordinary course of business;

(25)Liens on cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Debt;
(26)Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise permitted under this Indenture;
(27)other Liens securing Debt (and guarantees of such Debt Incurred in accordance with Section 4.11) outstanding in an aggregate principal amount not to exceed, as of any date of Incurrence, the greater of (a) $500.0 million and (b) 10.0% of Consolidated Total Assets of the Issuer and its Restricted Subsidiaries;
(28)other Liens securing obligations that do not constitute Debt for borrowed money in an aggregate outstanding principal amount not to exceed $50.0 million;
(29)(a) Liens on the assets of a Foreign Subsidiary securing Debt Incurred by such Foreign Subsidiary in accordance with Section 4.11 herein (and guarantees of such Debt Incurred in accordance with Section 4.11 herein) and (b) Liens on the assets of Subsidiaries that are not Guarantors securing Debt Incurred by such Subsidiaries that are not Guarantors in accordance with Section 4.11 herein (and guarantees of such Debt incurred in accordance with Section 4.11 herein);
(30)Liens on cash or cash equivalents on deposit to secure reimbursement obligations under letters of credit and bank guarantees Incurred in the ordinary course of business;
(31)Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to the extent securing (a) Non-Recourse Debt or (b) Debt of such Unrestricted Subsidiary;
(32)Liens securing any arrangement for treasury, depositary or cash management services provided to the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and
(33)Liens on Receivables Assets or the Capital Stock of a Receivables Subsidiary, in each case granted in connection with a Receivables Facility.
“Permitted Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Issuer or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors (including, with respect to any guarantee of Debt, the refinancing of the guaranteed Debt and incurrence of a guarantee with respect to the new Debt) (any such Debt, “Refinancing Debt”), but only to the extent that:
(1)the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,
(2)the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,
(3)the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended,
(4)such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding (or the committed amount, if greater) under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

(5)such Refinancing Debt is not Incurred by Persons other than the Person(s) (or their successor(s)) that Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that (a) the Issuer or any Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of the Issuer or any Restricted Subsidiary and (b) any Subsidiary that is not a Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any other Subsidiary that is not a Guarantor.
“Person” or “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Preferred Interests” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.
“Private Placement Legend” means the legend set forth in Section 2.04(g)(1)(A) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Pro Forma Cost Savings” means, with respect to any four-quarter period, the reduction in net costs and expenses that:
(1)were directly attributable to an acquisition, investment, disposition, merger, Incurrence or repayment of indebtedness, dividend, operating improvement, restructuring, new project, consolidation or discontinued operation or other specified action that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Transaction Date;
(2)were actually implemented prior to the Transaction Date in connection with or as a result of an acquisition, investment, disposition, merger, Incurrence or repayment of indebtedness, dividend, operating improvement, restructuring, new project, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records; or
(3)relate to an acquisition, investment, disposition, merger, Incurrence or repayment of indebtedness, dividend, operating improvement, restructuring, new project, consolidation or discontinued operation or other specified action (including “run-rate” cost-saving synergies) and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within 18 months of the date of the closing of the acquisition, investment, disposition, merger, Incurrence or repayment of indebtedness, dividend, operating improvement, restructuring, new project, consolidation or discontinued operation or specified action.
provided that the aggregate amount of cost savings added pursuant to clauses (2) and (3) of this definition shall not exceed an amount equal to 20% of Consolidated Cash Flow for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clause (2) and (3) of this definition). In calculating Pro Forma Cost Savings, no reduction in net costs and expenses shall be included to the extent such reduction is included in the calculation of Consolidated Cash Flow or Consolidated Net Income for the relevant four-quarter period.
“Public Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Capital Stock) of the Issuer pursuant to a registration statement that has been declared effective by the Commission pursuant to the U.S. Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer).
“Purchase Money Debt” means Debt:

(1)Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and
(2)that is secured by a Lien on such assets where the lender’s sole or primary security is to the assets so purchased or constructed or substantially similar assets leased or purchased from such lender under a master lease or similar agreement and proceeds of the foregoing; and in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in addition to property, plant or equipment in accordance with GAAP.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agencies” means any of Fitch, Moody’s and S&P or if any or all of Fitch, Moody’s or S&P shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Fitch, Moody’s or S&P or all three, as the case may be.
“Receivables Assets” means any accounts receivable owed to the Issuer or any Subsidiary of the Issuer (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of, or other financing facilities with respect to, accounts receivable (as determined in good faith by the Issuer) and which, in each case, are sold, conveyed, assigned or otherwise transferred or in which a security interest is granted by the Issuer or a Subsidiary of the Issuer to either (1) a Person that is not a Subsidiary of the Issuer or (2) a Receivables Subsidiary that in turn sells, conveys, assigns, grants a security interest in or otherwise transfers such Receivables Assets to a Person that is not a Subsidiary of the Issuer.
“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, all obligations in respect of which are non-recourse (except for Standard Securitization Undertakings) to the Issuer or any of its Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Subsidiaries sells, conveys, assigns, grants an interest in or otherwise transfers Receivables Assets to either (1) a Person that is not a Subsidiary of the Issuer or (2) a Receivables Subsidiary that in turn sells, conveys, assigns, grants a security interest in or otherwise transfers such Receivables Assets to a Person that is not a Subsidiary of the Issuer.
“Receivables Subsidiary” means a special-purpose Wholly-Owned Subsidiary of the Issuer whose sole purpose is to purchase Receivables Assets from the Issuer or any of its Subsidiaries (other than a Receivables Subsidiary) and to resell, convey, assign, grant a security interest in or otherwise transfer such Receivables Assets to a Person that is not a Subsidiary of the Issuer pursuant to a Receivables Facility and which engages in no other activities other than the foregoing and other activities reasonably related thereto.
“Record Date” means, for the purpose of any redemption payment or other event or transaction in which Holders have a right to receive any cash, securities or other property, the date fixed for determining the Holders entitled to receive such cash, securities or other property.
“Regulation S” means Regulation S promulgated under the U.S. Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the applicable Global Note Legend and the Private Placement Legend and deposited with or on behalf of the respective Depositary therefor and registered in the name of the respective Depositary therefor or its nominee.
“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter relating to this Indenture is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means any Subsidiary of the Issuer that has not been designated as an Unrestricted Subsidiary in accordance with this Indenture.
“Rule 144” means Rule 144 promulgated under the U.S. Securities Act.
“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act.
“Rule 902” means Rule 902 promulgated under the U.S. Securities Act.
“Rule 903” means Rule 903 promulgated under the U.S. Securities Act.
“Rule 904” means Rule 904 promulgated under the U.S. Securities Act.
“S&P” means Standard & Poor’s Investors Ratings Services and any successor to its rating agency business.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any properties or assets of the Issuer and/or such Restricted Subsidiary (except for leases between the Issuer and any Restricted Subsidiary or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by the Issuer or such Subsidiary to such person which lease shall occur within 180 days after such sale or transfer.
“Secured Debt” means (1) Debt secured by a Lien in any property or assets of the Issuer or its Restricted Subsidiaries or in any shares of Capital Stock owned directly or indirectly by the Issuer in any of its Restricted Subsidiaries; or (2) Debt Incurred by Restricted Subsidiaries that are not Guarantors pursuant to Section 4.11(a) or clauses (1), (15) or (17) of Section 4.11(b) to the extent exceeding the available amount of the Non-Guarantor Debt Basket.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Restricted Subsidiary of the Issuer that, taken as a whole, are customary in an accounts receivable securitization transaction (as determined in good faith by the Issuer), including, without limitation, those relating to the sale and servicing of Receivables Assets and other assets of a Receivables Subsidiary.
“Subsidiary” means any Person a majority of the outstanding Voting Stock of which is owned or controlled by the Issuer or by one or more other Subsidiaries and which is consolidated in the Issuer’s accounts.
“Synthetic Lease Obligations” means any monetary obligation of a Person under (1) a so-called synthetic, off-balance sheet or tax retention lease, or (2) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any bankruptcy or insolvency laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Tax” means any tax, duty, levy, impost, assessment or other governmental charge in the nature of taxes (including penalties, interest and any other additions thereto and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax). “Taxes” and “Taxation” shall be construed to have corresponding meanings.

“Transaction Date” has the meaning given to such term in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of the earlier of (1) such Redemption Date or (2) the date on which such Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 15, 2026; provided, however, that if the period from the Redemption Date to April 15, 2026, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Issuer.
“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing the Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated, in accordance with this Indenture, by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1)has no Debt other than Non-Recourse Debt;
(2)is a Person with respect to which none of the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional equity interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(3)is not a guarantor of and does not otherwise directly or indirectly provide credit support for any Debt of the Issuer or any of its Restricted Subsidiaries.
“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“U.S. Person” means a U.S. Person as defined in Rule 902.
“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary that is a Wholly-Owned Subsidiary.
“Wholly-Owned Subsidiary” means a Subsidiary all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares, foreign national qualifying or nominee or other similar shares required pursuant to applicable law) will at the time be owned by such Person and/or by one or more Wholly-Owned Restricted Subsidiaries of such Person. Notwithstanding anything contained herein to the contrary, Soldex S.A., a company organized under the laws of the Republic of Peru, shall be deemed to be a Wholly-Owned Restricted

Subsidiary; provided that, at least 95% of the Capital Stock of Soldex S.A. is owned by the Issuer and/or one or more Subsidiaries of the Issuer.
Section 1.02    Other Definitions.

Term	Defined in Section
Authentication Order	2.01(d)
Authorized Person	7.11
Change of Control Offer	4.09(a)
Change of Control Payment	4.09(a)
Change of Control Payment Date	4.09(a)(B)
Covenant Defeasance	8.03
Event of Default	6.01(a)
Issuer	Preamble
Legal Defeasance	8.02
Losses	7.11
Non-Guarantor Debt Basket	4.11(c)
Notes	Preamble
Outstanding Notes	2.05
Paying Agent	2.02
Payment Default	6.01(a)(5)(A)
Permitted Debt	4.11(b)
Redemption Date	3.06(a)
Registrar	2.02
Successor Company	5.01(a)(1)
Transfer Agent	2.02
Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)“including” means including without limitation;
(5)words in the singular include the plural, and in the plural include the singular;
(6)“will” shall be interpreted to express a command;
(7)provisions apply to successive events and transactions; and
(8)references to sections of or rules under the U.S. Securities Act will be deemed to include substitute, replacement successor sections or rules adopted by the Commission from time to time.
Section 1.04    Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act of Holders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(d)If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act of a Holder, the Issuer may, at its option, by or pursuant to a board resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act of a Holder, but the Issuer shall have no obligation to do so. If such a Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act of a Holder may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act of a Holder, and for that purpose the Outstanding Notes shall be computed as of such Record Date; provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the Record Date. If no such Record Date has been set, the date the taking of such action by the Holders of such requisite principal amount is the date certified to the Paying Agent and Trustee by the Issuer.
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A attached hereto with respect to the Notes. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Initial Notes will initially be represented by the Global Notes. Each Note will be dated the date of its authentication. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Global Notes will be deposited with, or on behalf of, the Custodian, as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). So long as the Notes are held in global form, DTC, or its nominee, will be considered the sole Holder of Global Notes for all purposes under this Indenture. Each Global Note will represent such of the Outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.04 hereof.
(c)Definitive Notes. Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).
(d)Execution and Authentication. The Notes may be executed in any number of counterparts (including by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties thereto and delivered to the other parties thereto.
If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes for original issue up to $700,000,000 in aggregate principal amount and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes for original issue or Definitive Notes issued pursuant to Section 2.04 hereof, in an aggregate principal amount specified in such Authentication Order. Such Authentication Order shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes (if applicable), the date on which the Notes are to be authenticated, and whether the Notes are to be issued as definitive Notes or Global Notes. In addition, such Authentication Order shall be accompanied by an Officer’s Certificate or include a statement that the Person signing the Authentication Order has (i) read and understood the provisions of this Indenture relevant to the statements in the Authentication Order and (ii) made such examination or investigation as is necessary to enable him to make such statements. The Issuer may issue Additional Notes under this Indenture subsequent to the Issue Date, subject to Section 4.11 of this Indenture.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by the Issuer, a copy of which shall be furnished to the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.02    Registrar and Paying Agent.
The Issuer will maintain in the contiguous United States offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”) and offices or agencies where Notes may be presented for payment (each, a “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any such additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will give prompt written notice to the Trustee of any such co-registrar or additional paying agents and of any change in the name or address of any such Registrar or Paying Agent. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee, acting as agent of the Issuer solely for this purpose, shall act as such. The Issuer or any of its Subsidiaries, acting as agent of the Issuer solely for this purpose, may act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company to act as a Depositary with respect to the Global Notes. The Issuer initially appoints U.S. Bank Trust Company, National Association to act as Paying Agent and Registrar, the transfer agent (in such capacity, together with its successors in such capacity, the “Transfer Agent”) for the Notes and as Custodian for the Global Notes.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee may appoint a suitably qualified and reputable party to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.
Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent. The Issuer will mail a notice of any change of Paying Agent, Registrar or Transfer Agent in the case of Definitive Notes by first-class mail to each Holder’s registered address, as it appears on the Register, with a copy to the Trustee.
Payment of principal will be made upon the surrender of Definitive Notes at the office of any Paying Agent. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any Transfer Agent.
The obligations of the Agents are several and not joint.
Section 2.03    Paying Agent to Hold Money in Trust.
The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest (if any) on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.03, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes. Money held by a Paying Agent need not be segregated, except as required by law, and in no event shall any Paying Agent be liable for interest on any money received by it hereunder. For the avoidance of doubt, a Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements (including to the Holders) (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Indenture and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.
The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. The Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Neither the Trustee nor any of its Agents will have any responsibility or be liable for any aspect of the records in relation to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 2.04    Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:
(1)the Issuer delivers to the Trustee and the Registrar notice (i) from DTC that they are unwilling or unable to continue to act as depositary for the Global Notes, and the Issuer fails to appoint a successor or (ii) from the Custodian that it is unwilling or unable to continue to act as custodian and a successor custodian is not appointed by the Issuer within 120 days after the date of such notice from the Custodian;
(2)DTC so requests following an Event of Default with respect to such Global Notes; or
(3)the owner of a Global Note requests such exchange in writing delivered through DTC following an Event of Default with respect to such Global Note.
Upon the occurrence of any of the events listed in the preceding clause (1) of this Section 2.04(a), or if the Issuer, in its sole discretion, notifies the Trustee and the Registrar in writing that it elects to cause the issuance of Definitive Notes under this Indenture, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of the applicable Global Notes tendered in exchange therefor. The Issuer will, at the cost of the Issuer (but against such indemnity as the Registrar or any relevant Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such exchange), cause sufficient Definitive Notes to be executed and delivered to the Trustee for authentication and the Registrar for registration of the exchange and dispatch to the relevant Holders within 30 days of the relevant event. The Registrar shall, at the cost of the Issuer, deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for beneficial interests in Global Notes pursuant to this Section 2.04(a) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Registrar. A Global Note may not be exchanged for another Note other than as provided in this Section 2.04(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.04(b), (c), (d) or (e) hereof.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the U.S. Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers pursuant to this Section 2.04(b)(1).

(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.04(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)both:
(i)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)both:
(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the U.S. Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the U.S. Securities Act, the Paying Agent shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.04(h) hereof.
(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.04(b)(2) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof.
(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.04(b)(2) above and the Registrar receives the following:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (a)(i) thereof; or
(B)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.
If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes. If any of the events in clause (1) or (2) of Section 2.04(a) has occurred or the Issuer has elected pursuant to Section 2.04(a) to cause the issuance of Definitive Notes, transfers or exchanges of beneficial interests in a Global Note for a Definitive Note shall be effected, subject to the satisfaction of the conditions set forth in the applicable subclauses of this Section 2.04(c).
(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the U.S. Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) (a) thereof;
(E)if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof; or
(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the U.S. Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Paying Agent shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.04(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)[Reserved].
(3)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon receipt by the Registrar of the following documentation:
(A)if such beneficial interest is being transferred pursuant to an effective registration statement under the U.S. Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;
(B)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the U.S. Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) (a) thereof;
(C)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (b)(i) thereof; or
(D)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in the case of clause (1) or (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.
(4)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.04(b)(2) hereof, the Paying Agent will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.04(h) hereof, and the Issuer will execute and, upon receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(4) will not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or
(D)if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof, the Registrar will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) or (D) above, the Regulation S Global Note.
(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A)such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the U.S. Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof;
(B)such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the U.S. Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including certifications in item 3(a) thereof; or
(C)the Registrar receives the following:
(i)if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item(c)(i) thereof; or
(ii)if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case set forth in clauses (i) and (ii) of subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.04(d)(2), the Trustee will cancel the Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Registrar will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the relevant Unrestricted Global Note.
If any such exchange or transfer from an Unrestricted Definitive Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.04(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.04(e).
(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A under the U.S. Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the U.S. Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.
(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (d)(i) thereof; or
(B)if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case set forth in clauses (A) and (B) above, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.
(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Reserved.

(g)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS A NON-U.S. PERSON ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE WHEN THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION] ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph 2.04(b)(4), 2.04(c)(3), 2.04(d)(2), 2.04(d)(3), 2.04(e)(2) or 2.04(e)(3) of this

Section 2.04 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)Global Note Legend. Each Global Note will bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.04(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (WHICH SHALL INITIALLY BE THE DEPOSITORY TRUST COMPANY) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO THE DEPOSITARY OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE DEPOSITARY, HAS AN INTEREST HEREIN.
(3)Original Issue Discount Legend. Any Note issued with more than de minimis original issue discount for U.S. Federal Income Tax purposes authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: ESAB CORPORATION, 909 ROSE AVENUE, 8TH FLOOR, NORTH BETHESDA, MARYLAND 20852, ATTENTION: GENERAL COUNSEL.
(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Registrar in accordance with Section 2.08 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar or by the Custodian at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Registrar or by the Custodian at the direction of the Registrar to reflect such increase.

(i)General Provisions Relating to Transfers and Exchanges.
(1)To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.
(2)No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 4.09 hereof).
(3)The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)None of the Trustee or the Registrar or the Issuer will be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)to register the transfer of or to exchange a Note between a Record Date and the next succeeding interest payment date.
(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(7)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.01 hereof.
(8)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.04 to effect a registration of transfer or exchange may be submitted by facsimile.
(9)Each Holder agrees to indemnify the Issuer, the Trustee, the Registrar and each Agent against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law. Neither the Registrar nor the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(10)The Trustee or any Agent may request from the Issuer an Officer’s Certificate and/or Opinion of Counsel before taking any action or refraining from acting pursuant to this Section 2.04.
(11)None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Note.
Section 2.05    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Paying Agent or Registrar in accordance with the provisions hereof, and those in this Section 2.05 as not outstanding (the “Outstanding Notes”). Except as set forth in Section 2.06 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.06 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If the principal amount and premium, if any, of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium, if any, and interest on the Notes payable on that date and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.06    Replacement Notes.
If any mutilated Note is surrendered to the Registrar, the Trustee or the Issuer or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Registrar’s and Trustee’s requirements are met. If required by the Trustee, the Registrar or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of each such party to protect the Issuer, the Trustee, the Registrar and any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee, any Agent and any authenticating agent in connection therewith.
Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.06, every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action as herein provided, the principal amount of Notes shall be deemed to be principal amount of the Notes as of (i) if a Record Date has been set with respect to the taking of such action, such date or (ii) if no such Record Date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Paying Agent and Trustee by the Issuer.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an Agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Holders’ consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and where it is hereby expressly required, to the Issuer.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes shown on the register maintained by the Registrar as being owned by the Issuer, or by an Affiliate of the Issuer shall be so disregarded.
Section 2.07    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.08    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement of the U.S. Exchange Act) in its customary manner. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.09    Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special Record Date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment and at the same time the Issuer may deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest; or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this clause provided. The Issuer will fix or cause to be fixed each such special Record Date and payment date, provided that no such special Record Date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special Record Date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will deliver or cause to be delivered to Holders a notice that states the special Record Date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.09 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.10    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes shown on the register maintained by the Registrar as being owned by the Issuer, or by an Affiliate of the Issuer shall be so disregarded.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Issuer elects to redeem any Notes pursuant to Section 3.06 hereof, it shall furnish to the Trustee and the Paying Agent, at least 10 days but not more than 60 days before the redemption date (and at least five Business Days before the publication of the notice of redemption pursuant to Section 3.03 or such shorter time as shall be acceptable to the Trustee), an Officer’s Certificate setting forth the clause of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Notes to be redeemed and the redemption price; provided that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 of this Indenture.
Section 3.02    Selection of Notes to Be Redeemed or Purchased.
(a)If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee or the Registrar, as applicable, will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed as certified to the Trustee or the Registrar, as applicable by the Issuer, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed.
(b)In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption or purchase date by the Trustee from the Outstanding Notes not previously called for redemption or purchase.
(c)The Trustee (or the Registrar, as appropriate) will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or in whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
(d)Neither the Trustee nor the Registrar shall be liable for any selections made by it in accordance with this Indenture.
Section 3.03    Notice of Redemption.
(a)At least 10 days but not more than 60 days before a redemption date, the Issuer will send or cause to be sent, by first-class mail (or electronic transmission), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 of this Indenture.
(b)The notice will identify the Notes to be redeemed and will state (including ISIN and CUSIP numbers, to the extent applicable):

(1)the redemption date and Record Date;
(2)the redemption price;
(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)that no representation is made as to the correctness or accuracy of the ISIN or CUSIP numbers, if any, listed in such notice or printed on the Notes; and
(9)state if the redemption is a conditional redemption and the timeframe of such condition should be satisfied prior to the redemption date.
(c)At the Issuer’s request, the Trustee (or the Registrar, as appropriate) will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer makes such request no later than 1:00 p.m., New York City time, on the date that is at least five Business Days (or such shorter period as may be permitted by the Trustee) prior to the date by which such notice must be given to Holders in accordance with this Section 3.03.
(d)For Notes that are in the form of Global Notes held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC.
(e)Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest to, but not including, the redemption date.
Section 3.04    Deposit of Redemption or Purchase Price.
Prior to 10:00 a.m. New York time on the redemption or purchase date (or pursuant to such other arrangements as may be agreed between the Issuer and the Trustee), the Issuer will deposit with the Paying Agent money in same day funds sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. The Paying Agent will promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on all Notes to be redeemed or purchased. Neither the Trustee nor any Agent shall be required to pay out any money without first having been placed in funds.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase unless the relevant Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture. If a Note is redeemed or purchased on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon redemption because of the failure of the Issuer to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal and premium, if any, including from the redemption date until such principal and premium, if any, is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.05    Notes Redeemed in Part.
Upon surrender of a Note that is to be redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder, at the expense of the Issuer, a new Note equal in aggregate amount to the unredeemed portion of the Note surrendered.
Section 3.06    Optional Redemption.
(a)At any time prior to April 15, 2026, the Issuer may redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice (provided that the Issuer may give more than 60 days’ prior notice if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, thereon, to, but not including, the applicable date of redemption (the “Redemption Date”).
(b)On or after April 15, 2026, the Issuer may redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice (provided that the Issuer may give more than 60 days’ prior notice if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to, but not including, the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2026	103.125%
2027	101.563%
2028 and thereafter	100.000%
(c)Notwithstanding the foregoing, at any time prior to April 15, 2026, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture, at a redemption price of 106.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that:
(1)at least 60% of the aggregate principal amount of the Notes under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding the Notes held by the Issuer and its Subsidiaries); and
(2)the redemption must occur within 180 days of the date of the closing of such Public Equity Offering.
(d)If the Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption (subject to the satisfaction of any applicable conditions precedent). On and after the Redemption Date, unless the Issuer defaults in the payment of the applicable redemption price, interest ceases to accrue on such Notes or portions of them called for redemption. Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee or the Paying Agent.

(e)In connection with any redemption of the Notes (including with the net cash proceeds of a Public Equity Offering), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction (including any related Public Equity Offering). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.
(f)In addition, the Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.
Section 3.07    No Mandatory Redemption or Sinking Fund.
The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
(a)The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent (if other than the Issuer or a Subsidiary thereof) holds, as of 10:00 a.m. New York time on such due date (or such other time as the Issuer and the Paying Agent may mutually agree from time to time, but always subject to actual receipt), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Issuer will promptly notify the Trustee and the applicable Paying Agent of its failure to so deposit. Subject to actual receipt of such funds as provided by this Section 4.01 by the designated Paying Agent, such Paying Agent shall make payments on the Notes in accordance with this Indenture.
(b)The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
(c)[Reserved.]
(d)To the extent any payment on the Notes is due on any date which is not a Business Day, such payment need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.
Section 4.02    Maintenance of Office or Agency.
(a)The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) for the Notes in the contiguous United States, where (1) Notes may be surrendered for registration of transfer or for exchange and (2) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

(b)The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.02 hereof.
Section 4.03    SEC Reports.
(1)Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer shall furnish to the Trustee and the Holders of Notes, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”), within the time periods specified in the Commission’s rules and regulations:
(A)all quarterly and annual financial information of the Issuer that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the certified independent accountants of the Issuer; and
(B)all current reports of the Issuer that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.
In addition, whether or not required by the Commission, the Issuer shall file a copy of all of the information and reports referred to in clauses (A) and (B) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to Holders, securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.
(2)The financial information and reports required by this Section 4.03 need not include any separate financial statements of a Guarantor or information required by Rule 3-10 or 3-16 of Regulation S-X (or any successor regulation) so long as such financial information and reports are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Issuer and the Guarantors, on one hand, and the information relating to non-Guarantors on the other hand. The requirements set forth in this Section 4.03 may be satisfied by posting copies of such information on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access is given to the Holders, prospective purchasers of the Notes and securities analysts.
(3)Delivery of such reports, information, and documents to the Trustee pursuant to the provisions of this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants hereunder or with respect to any reports or other documents filed with the Commission or EDGAR or any website under this Indenture, or participate in any conference calls.
Section 4.04    Limitation on Liens.
The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to, enter into, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) on or with respect to any of its property or assets now owned or hereafter acquired or any of its interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under this Indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or a guarantee of the Notes, the Lien securing such Debt will also be so subordinated by its terms to the Notes and the guarantees at least to the same extent.
Section 4.05    [Reserved].
Section 4.06    [Reserved].
Section 4.07    Compliance Certificate; Statement by Officers as to Default.
(a)The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof (and within 14 days upon a request at any time after such 120 days), an Officer’s Certificate, stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuer and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).
(b)Upon becoming aware of any Default or Event of Default, the Issuer shall promptly (and in no event later than 30 days after becoming aware of such Default or Event of Default) deliver to the Trustee an Officer’s Certificate specifying such Default or Event of Default and the action the Issuer proposes to take with respect to such Default or Event of Default.
The Trustee will not be obligated to monitor the Issuer’s or any Guarantor’s compliance with the terms of this Indenture or to ascertain or inquire as to the observance, performance of any covenants, conditions or agreements of the Issuer or any Guarantor, except as expressly set forth in this Indenture.
Section 4.08    [Reserved].
Section 4.09    Offer to Repurchase Upon Change of Control.
(a)Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem the Notes as provided in Section 3.06 hereof, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 principal amount and integral multiples of $1,000 in excess thereof) of each Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer shall send a notice to each Holder, with a copy to the Trustee and the Paying Agent, describing the transaction or transactions that constitute the Change of Control and stating:
(A)that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment;
(B)the purchase price and the purchase date, which shall be no earlier than 10 days and no later than 90 days from the date such notice is sent (the “Change of Control Payment Date”);
(C)that any Note not tendered will continue to accrue interest;

(D)that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(E)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(F)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(G)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
The Issuer shall comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.
(b)On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(A)accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(B)deposit with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered;
(C)deliver or cause to be delivered to the Paying Agent the Notes properly accepted together with an Officer’s Certificate delivered to the Trustee stating the aggregate principal amount of Notes being purchased by the Issuer;
(D)in the case of Global Notes, deliver, or cause to be delivered, to the Paying Agent the Global Notes in order to reflect thereon the portion of such Notes or portion thereof that have been tendered to and purchased by the Issuer; and
(E)in the case of Definitive Registered Notes, deliver, or cause to be delivered, to the relevant Registrar for cancellation all Definitive Registered Notes accepted for purchase by the Issuer.
If any Definitive Registered Notes have been issued, the Paying Agent, if so directed in writing by the Issuer, will, at the expense of the Issuer, promptly mail to each Holder of Definitive Registered Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, if so directed in writing by the Issuer, will, at the expense of the Issuer, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Definitive Registered Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.
The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Notwithstanding anything to the contrary in this Section 4.09, the Issuer will not be required to make a Change of Control Offer upon a Change of Control in respect of the Notes if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer, (ii) notice of redemption has been given or will be given with respect to such Notes pursuant to Section 3.06 prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the Notes, unless and until there is a default in payment of the applicable redemption price or (iii) the Issuer effects Legal Defeasance or Covenant Defeasance of the Notes under Article 8 of this Indenture prior to the occurrence of such Change of Control.
A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement has been executed for a transaction that would constitute a Change of Control at the time of the making of the Change of Control Offer.
In the event that Holders of not less than 90% of the aggregate principal amount of the Outstanding Notes accept a Change of Control Offer and the Issuer purchases all of the Notes held by such Holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer as provided above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but not including, the date of redemption.
Section 4.10    Additional Guarantees.
If, after the Issue Date, (a) any Subsidiary that is not a Guarantor (other than a Receivables Subsidiary) guarantees (i) Debt of the Issuer under the Credit Agreement and/or (ii) other Debt (including commitments in respect thereof) of the Issuer in excess of $100.0 million, or (b) the Issuer otherwise elects to have any of its Restricted Subsidiaries become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to, within 30 days thereafter, execute and deliver a supplemental indenture substantially in the form of Exhibit E hereto and notation of guarantee in the form of Exhibit D hereto, providing a guarantee of the Notes by such Subsidiary in accordance with the terms of this Indenture.
Further, if such Debt referred to in clause (a) of the immediately preceding paragraph is by its terms subordinated in right of payment to the Notes, any such guarantee of such Subsidiary with respect to such Debt must be subordinated in right of payment to such Subsidiary’s guarantee of the Notes to the same extent as such Debt is subordinated to the Notes.
Section 4.11    Limitation on Incurrence of Debt.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt, and the Issuer will not permit any of its Restricted Subsidiaries to issue any Preferred Interests; provided, that the Issuer and any of its Restricted Subsidiaries may Incur any Debt and any Restricted Subsidiary may issue Preferred Interests, in each case, if, immediately after giving effect to the Incurrence of such Debt or issuance of such Preferred Interests and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries (determined on a pro forma basis as if any such Debt or any Preferred Interests (including any other Debt or Preferred Interests being Incurred or issued contemporaneously), and any other Debt or Preferred Interests Incurred or issued since the beginning of the Four Quarter Period, had been Incurred or issued, as the case may be and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period) would be at least 2.0 to 1.0 and no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.
(b)Notwithstanding Section 4.11(a), the Issuer and its Restricted Subsidiaries may Incur the following items of Debt (“Permitted Debt”):

(1)Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount outstanding, together with any Permitted Refinancing Debt Incurred pursuant to clause (16) below to renew, refund, refinance, replace, defease or discharge any Debt Incurred pursuant to this clause (1), not to exceed, as of any date of Incurrence pursuant to this clause (1), the greater of $2.5 billion and an amount of Debt such that at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio of the Issuer would be no greater than 4.0 to 1.0;
(2)Debt under the Notes issued on the Issue Date;
(3)Note Guarantees issued on the Issue Date;
(4)Debt of the Issuer or any Restricted Subsidiary outstanding on the Issue Date (other than pursuant to clause (1), (2) or (3) above);
(5)the Incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:
(i) any subsequent issuance or transfer of equity interests that results in any such Debt being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and
(ii) any sale or other transfer of any such Debt to a Person that is neither the Issuer nor a Restricted Subsidiary, will be deemed, in each case, to constitute an Incurrence of such Debt by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);
(6)guarantees by the Issuer or any Restricted Subsidiary of Debt of the Issuer or any Restricted Subsidiary; provided that (i) such Debt is Permitted Debt or is otherwise Incurred in accordance with this Section 4.11, (ii) if the Debt being guaranteed is subordinated to the Notes, such guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed and (iii) in the case of any such guarantee by a Restricted Subsidiary that is not a Guarantor, such guarantee is Incurred in accordance with Section 4.10 herein;
(7)Debt Incurred in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, bank guaranties, letters of credit for operating purposes and completion guarantees provided or Incurred (including guarantees thereof) by the Issuer or a Restricted Subsidiary in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;
(8)Debt under Hedging Obligations;
(9)Debt of the Issuer or any Restricted Subsidiary pursuant to (i) Capital Lease Obligations, Synthetic Lease Obligations or Purchase Money Debt and Attributable Debt in respect of Sale and Leaseback transactions; provided that in each case (x) such Debt is Incurred by such Person at the time of, or not later than 120 days after, the acquisition, construction, development or improvement by such Person of the property so financed and (y) such Debt does not exceed the purchase price of the property (or the cost of constructing, developing or improving the same) so financed and (ii) Sale and Leaseback transactions the Debt with respect to which does not exceed $125.0 million in the aggregate principal amount outstanding at any time of Incurrence thereof;
(10)Debt arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;

(11)the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that: (i) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Issuer or a Restricted Subsidiary; and (ii) any sale or other transfer of any such Preferred Interests to a Person that is not either the Issuer or a Restricted Subsidiary; shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (11);
(12)Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence and Debt arising from negative account balances in cash pooling arrangements arising in the ordinary course of business;
(13)obligations of the Issuer or its Restricted Subsidiaries in respect of customer advances received and held in the ordinary course of business;
(14)Debt constituting credit support for third party customer financing in the ordinary course of business;
(15)Debt of the Issuer or any Restricted Subsidiary in an aggregate principal amount, together with all Permitted Refinancing Debt Incurred pursuant to clause (16) to renew, refund, refinance, replace, defease or discharge any Debt Incurred pursuant to this clause (15), not to exceed, as of any date of Incurrence pursuant to this clause (15), the greater of $500.0 million and 10.0% of the Consolidated Total Assets of the Issuer and its Restricted Subsidiaries;
(16)the Incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Debt (other than intercompany Debt) that was permitted by this Indenture to be Incurred under Section 4.11(a) or clauses (1), (2), (3), (4), (9), (15), and (17) and this clause (16) of Section 4.11(b);
(17)the Incurrence of Acquired Debt; provided that after giving effect to such acquisition or merger, either (x)(i) the Issuer would be permitted to Incur at least $1.00 of additional Debt under Section 4.11(a) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger or (y) such Debt or Preferred Interests (i) is not Secured Debt and, if constituting Debt, is subordinated in right of payment to the Notes and the guarantees of the Notes, (ii) is not Incurred while a Default exists and no Default shall result therefrom, (iii) does not mature and does not require any payment of principal prior to the final maturity of the Notes, and (iv) is not Incurred in contemplation of such acquisition or merger;
(18)Debt of the Issuer or any Restricted Subsidiary of the Issuer supported by a letter of credit or bank guarantee issued pursuant to Credit Facilities in a principal amount not in excess of the stated amount of such letter of credit;
(19)Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and
(20)Debt Incurred by a Receivables Subsidiary in a Receivables Facility that is not recourse to the Issuer or any Restricted Subsidiary of the Issuer other than a Receivables Subsidiary (except for Standard Securitization Undertakings).
(c)Notwithstanding the above, Restricted Subsidiaries that are not Guarantors may not Incur Debt or issue Preferred Interests pursuant to Section 4.11(a) or clause (1), (15) or (17) (but only with respect to Debt Incurred in contemplation of an acquisition) of Section 4.11(b), including in each case Permitted Refinancing Debt thereof, if such Incurrence would result in the aggregate outstanding amount of Debt or Preferred Interests of Restricted Subsidiaries that are not Guarantors Incurred pursuant to such specified provisions of this Section 4.11 or the definition of “Permitted Debt”, at any time of Incurrence thereunder, exceeding the greater of $500.0 million and 10.0% of

Consolidated Total Assets of the Issuer and its Restricted Subsidiaries (the “Non-Guarantor Debt Basket”), provided that any Permitted Refinancing Debt pursuant to clause (16) of Section 4.11(b) in respect of Debt or Preferred Interests of Restricted Subsidiaries that are not Guarantors Incurred pursuant to such previously specified provisions of this covenant (or successive Permitted Refinancing Debt in respect thereof) may be Incurred under the Non-Guarantor Debt Basket even if such Incurrence of Permitted Refinancing Debt would result in the Non-Guarantor Debt Basket being exceeded at the time of such Incurrence, to the extent such excess results from a reduction in Consolidated Total Assets subsequent to the date of any prior permitted Incurrence of Debt or Preferred Interests under the Non-Guarantor Debt Basket (provided that, for the avoidance of doubt, any such Permitted Refinancing Debt shall reduce amounts available under the Non-Guarantor Debt Basket so long as such Permitted Refinancing Debt remains outstanding), and, provided, further that, notwithstanding the foregoing, Restricted Subsidiaries that are not Guarantors may Incur Debt or issue Preferred Interests pursuant to such specified provisions of this Section 4.11 and the definition of “Permitted Debt” in amounts that result in exceeding the available amount of the Non-Guarantor Debt Basket, but such excess amounts shall be deemed to constitute Secured Debt secured by Liens Incurred pursuant to clause (2) or (27) (at the Issuer’s election) of the definition of “Permitted Liens” and shall not be permitted to be Incurred to the extent such Incurrence would result in the limitations in those clauses of “Permitted Liens” being exceeded.
(d)If the Debt which is the subject of a determination under this Section 4.11 is Acquired Debt, or Debt Incurred in connection with the substantially contemporaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such determination shall be made by giving effect (on a pro forma basis and giving effect to Pro Forma Cost Savings as if they had occurred at the beginning of the Four Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by the Issuer or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow, of the Consolidated Cash Flow of the acquired Person, business, property or assets or redesignated Subsidiary.
(e)For purposes of determining any particular amount of Debt under this Section 4.11, guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with Section 4.11, in the event that an item of Debt meets the criteria of more than one of the types of Debt provided above, including categories of Permitted Debt and under Section 4.11(a), the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt in any manner that complies with this Indenture.
(f)For purposes of determining compliance of any non-U.S. dollar-denominated Debt with any U.S. dollar-denominated restriction on the Incurrence of Debt in this Section 4.11, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred (or the date such Debt was first committed, in the case of revolving credit Debt for which the relevant commitment is denominated in a foreign currency); provided, however, that if any such Debt that is denominated in a foreign currency is subject at the time of such Incurrence to a currency hedging agreement with respect to U.S. dollars covering principal payable on such Debt, the principal amount of such Debt expressed in U.S. dollars will be adjusted to take into account the effect of such agreement; provided, further, that if such Debt is Incurred to refinance other Debt denominated in the same or different currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such indebtedness being refinanced.
(g)The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt for purposes of this Section 4.11.
(h)The Issuer and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the guarantees of the Notes at least to the same extent, except as expressly permitted by Section 4.10 hereof; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

(i)Debt under the Credit Agreement outstanding on the Issue Date will initially be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.11(b)(1).
Section 4.12    [Reserved].
Section 4.13    [Reserved].
Section 4.14    Covenant Suspension.
Notwithstanding the foregoing, if on any date following the Issue Date (i) the Notes have Investment Grade Ratings from at least two of the Rating Agencies, and (ii) no Default or Event of Default has occurred and is continuing under this Indenture then, beginning on that day (the occurrence of the events set forth in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) and continuing until the occurrence of the Reversion Date (as defined below), if any, the covenants set forth in Sections 4.10 and 4.11 herein will not be applicable to the Notes (collectively, the “Suspended Covenants”).
In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) two or more of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to such Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.”
During the Suspension Period, the Issuer and its Restricted Subsidiaries will be entitled to incur Liens (including, without limitation, Permitted Liens) to the extent provided for in Section 4.04 herein and any Permitted Liens which may refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.04 and for no other covenant).
Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries during the Suspension Period will give rise to a Default or Event of Default under this Indenture.
The Issuer shall notify the Trustee in writing of the occurrence of any Covenant Suspension Event or Reversion Date; provided that no such notification shall be a condition for the suspension of the Suspended Covenants to be effective; provided further that the Trustee shall be under no obligation to (1) inform Holders of the occurrence of any Covenant Suspension Event or (2) determine or verify whether such events have occurred.
Section 4.15    Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default so long as the aggregate equity value (measured at the time of each designation) of all Unrestricted Subsidiaries does not at the time of any such designation exceed the greater of $500.0 million and 10.0% of Consolidated Total Assets of the Issuer and its Restricted Subsidiaries.
Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions.
If, at any time, any Unrestricted Subsidiary would fail to meet the applicable requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt and Liens of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Debt or Lien is not permitted to be Incurred as of such date under Section 4.11 or Section 4.04 (as applicable), the Issuer will be in default of such covenants. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an Incurrence of Debt (and, as applicable, Liens securing Debt) by a Restricted Subsidiary of the Issuer in respect of any outstanding Debt (and, as applicable, related Liens) of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Debt, and, as applicable, any Lien securing such Debt, is permitted under Section 4.11 and, as applicable, Section 4.04, in each case calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.
Section 4.16    [Reserved].
Section 4.17    [Reserved].
Section 4.18    Stay, Extension and Usury Laws.
The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Sale and Lease.
(a)The Issuer may not consolidate with or merge, combine or amalgamate with any other Person, or sell, convey, lease or otherwise dispose of all or substantially all of the Issuer’s properties and assets to any Person, unless:
(1)the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, and the Successor Company (if not the Issuer) will expressly assume the due and punctual payment of the principal of and interest on all the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer under a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee;
(2)immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and
(3)the Issuer (or the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company, and the Notes constitute legal, valid and binding obligations of the Successor Company, enforceable in accordance with their terms (in each case, in form and substance satisfactory to the Trustee), provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clause (2) above.
(b)This Section 5.01 will not apply to a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction within the United States. Conditions (2) and (3) of Section 5.01 will not apply to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and any one or more of its Restricted Subsidiaries.

Section 5.02    Successor Person Substituted.
Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor person formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, the Issuer or the Guarantor, as applicable, under this Indenture, with the same effect as if such successor Person had been named as the Issuer under this Indenture and the predecessor Issuer, as applicable, shall be discharged from all obligations under the Notes, the Note Guarantees, this Indenture and any supplemental indenture, as applicable.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
(a)Each of the following is an “Event of Default”:
(1)the Issuer defaults in the payment when due of interest on the Notes, and that default continues for 30 days;
(2)the Issuer defaults in the payment when due (at maturity, or upon acceleration or otherwise) of the principal of, or premium, if any, on, the Notes when due;
(3)failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions of Section 4.09 hereof;
(4)failure by the Issuer or any of its Restricted Subsidiaries for 60 days after receipt of written notice from the Trustee or Holders representing 25% or more of the aggregate principal amount of the Outstanding Notes (with a copy to the Trustee) to comply with any of the other covenants or agreements in this Indenture;
(5)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Debt or guarantee now exists, or is created after the date of this Indenture, if that default:
(A)is caused by a failure to pay principal of, premium, if any, or interest on such Debt at final maturity thereof (after giving effect to any applicable grace periods) (a “Payment Default”); or
(B)results in the acceleration of such Debt prior to its final maturity, and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated aggregates $150.0 million or more; provided that in the event of any Event of Default specified in this Section 6.01(a)(5)(B), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose, (i) the Debt or guarantee that is the basis for such Event of Default has been discharged, (ii) the requisite Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (iii) the default that is the basis for such Event of Default has been cured;
(6)failure by the Issuer or any of its Restricted Subsidiaries to pay final and non-appealable judgments (net of any insurance and as to which such insurer has not denied responsibility or coverage in writing) entered by a court or courts of competent jurisdiction aggregating in excess of $150.0 million (to the extent not covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days after such judgments become final, and, in the event any such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(7)except as permitted by this Indenture, any guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such guarantee and this Indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee of the Notes and such default continues for 10 days (other than by reasons of release of a Guarantor from its guarantee in accordance with the terms of the guarantee and this Indenture);
(8)the Issuer or any of its Subsidiaries that is a Significant Subsidiary or a group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary pursuant to or under Bankruptcy Law:
(A)commences a voluntary case,
(B)consents to the entry of an order for relief against it in an involuntary case,
(C)consents to the appointment of a custodian of it or for all or substantially all of its property,
(D)makes a general assignment for the benefit of its creditors, or
(E)generally is not paying its debts as they become due; or
(9)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Issuer or any of its Subsidiaries that is a Significant Subsidiary,
(B)appoints a custodian of the Issuer or any of its Subsidiaries that is a Significant Subsidiary for all or substantially all of the property of the Issuer or any of its Subsidiaries that is a Significant Subsidiary, or
(C)orders the liquidation of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or a group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary;
(D)and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02    Acceleration of Maturity
If an Event of Default (other than an Event of Default specified in Section 6.01(a)(8) or (9) with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable, by a notice in writing to the Issuer (and to the Trustee, if given by Holders) specifying the respective Event of Default and upon any such declaration such principal, premium, if any, and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in Section 6.01(a)(8) or (9) occurs with respect to the Issuer, all unpaid principal of, and accrued interest on, the Notes then outstanding will become due and payable immediately, without any declaration or other act on the part of the Trustee or any Holder.
If any Event of Default occurs by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of Section 3.06 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes, then, the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
The Holders of a majority in aggregate principal amount of then outstanding Notes, by written notice to the Trustee may, on behalf of Holders of all of the Notes, rescind and annul a declaration of acceleration and its consequences or waive any existing Default or Event of Default and its consequences under this Indenture as to such Notes except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
Section 6.04    Waiver of Past Defaults.
The Holders of at least a majority in aggregate principal amount of Notes then outstanding by written notice to the Trustee may on behalf of Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in payment of principal, premium, if any, or interest on the Notes, including any optional redemption payments or Change of Control payments. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.
The Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under this Indenture or exercising any trust or power conferred on the Trustee; provided that the Trustee (i) may refuse to follow any direction that is in conflict with any rule of law or with this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be prejudicial to the rights of Holders of Notes not joining in the giving of such direction and (ii) may take any other action it deems proper that is not inconsistent with any such direction received from Holders of a majority in aggregate principal amount of the Notes then outstanding. In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and the Trustee may, in its discretion, take other actions.
Section 6.06    Limitation on Suits.
No Holder of Notes may institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee or pursue any remedy under this Indenture, unless:
(1)such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes have made written request to the Trustee to pursue such remedy, including, if applicable, to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;
(3)such Holder or Holders of Notes provides the Trustee indemnity or security satisfactory to the Trustee against the costs, loss, expenses and liabilities to be incurred in compliance with such request;
(4)the Trustee does not comply with the request within 60 days after receipt of the request and providing indemnity or security satisfactory to the Trustee; and
(5)during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over other Holders.
Section 6.07    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note held by such Holder, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08    Collection Suit by Trustee.
If an Event of Default in payment of principal, premium, if any, or interest specified in Section 6.01(a)(1) or 6.01(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor for the whole amount of principal, premium, if any, and interest remaining unpaid with respect to the Notes, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
(a)The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, the Guarantors, their creditors or their property and may collect and receive any money or other property payable or deliverable on any such claims and to distribute the same. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture out of the estate in any such proceedings, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
(b)Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities.
If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof;

Second: to the Agents, their agents and attorneys for amounts due for payment of all compensation, expenses and liabilities incurred and all advances made by the Agents and the costs and expenses of collection;
Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Fourth: to the Issuer.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The foregoing shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)
(1)The duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required to be furnished to it hereunder, the Trustee will examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.
(c)The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)this Section 7.01(c) shall not limit the effect of Section 7.01(b) of this Indenture;
(2)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(3)the Trustee will not be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and/or 6.05 hereof.

(4)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability, and the Trustee will have no obligation to take any action under this Indenture if it believes it will incur costs for which it will not be reimbursed. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and/or indemnity and/or prefunding satisfactory to it against any loss, liability, claim, damage or expense.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee and Agents.
(a)The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in original or facsimile form including any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper even if it has a monetary limit) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document (including any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness), but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation except for liability resulting from the Trustee’s willful misconduct, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may retain counsel and/or other professional advisors at the expense of the Issuer to assist them in performing their duties. The Trustee may consult with counsel or other professional advisors and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and will not be responsible for the supervision thereof or for the misconduct or negligence of any agent, attorney, delegate or depositary appointed with due care.
(d)The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
(f)The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity or prefunding satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(g)The Trustee shall not be deemed to have notice of any matter (including a Default or Event of Default) unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office of the Trustee has actual knowledge thereof or unless written notice of such matter is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice clearly references the Notes, the Issuer and this Indenture.

(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified/secured, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian or other Person employed to act hereunder. Absent willful misconduct or gross negligence, each Trustee, Paying Agent, Registrar and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.
(i)The Trustee will not be liable if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
(j)The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.
(k)The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer in Article 4 hereof. In addition, the Trustee will not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee has received written notification identifying the Notes or this Indenture. The Trustee will be under no obligation to monitor the financial performance of the Issuer.
(l)The Trustee shall be entitled to assume without enquiry, that the Issuer has performed in accordance with all of the provisions in this Indenture, unless a Responsible Officer of the Trustee is notified in writing to the contrary.
(m)The permissive rights of the Trustee to take the actions enumerated in this Indenture shall not be construed as an obligation or duty to do so and the Trustee will not be answerable other than for its own gross negligence or willful default.
(n)Notwithstanding any provision of this Indenture to the contrary, the Trustee shall not in any event be liable for special indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.
(o)Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or Opinions of Counsel, as applicable).
(p)Neither the Trustee the Registrar or the Transfer Agent nor any clearing system through which the Notes are traded shall have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any Note.
(q)The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.
(r)In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

(s)The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law or regulation of that jurisdiction or, to the extent applicable, of New York. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law or regulation in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction or in New York that it does not have such power.
(t)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.
(u)The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Prior to receiving such written notice from the Trustee, the Agents shall be the agents of the Issuer and need have no concern for the interests of the Holders.
(v)No provision of this Indenture shall require the Trustee or any Agent to be responsible for the payment of any Taxes in relation to its rights and obligations hereunder or in connection with any provision of the Notes or this Indenture.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, a Guarantor or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days. Any Agent may do the same with like rights and duties.
Section 7.04    Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any Officer’s Certificate delivered to the Trustee or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee (through the Issuer having so notified a Responsible Officer of the Trustee in writing), the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 120 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to have notice of a Default or Event of Default unless a Responsible Officer has received written notice of such Default or Event of Default.
Section 7.06    [Reserved].
Section 7.07    Compensation and Indemnity.
(a)The Issuer and each Guarantor, jointly and severally, will pay to the Trustee and each Agent from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with the fee schedule previously agreed to by the Issuer, Trustee and each Agent, respectively. If the Issuer and the Guarantors default in the payment of compensation to the Trustee or any Agent, then interest at the default rate set forth in this Indenture shall be paid on the defaulted compensation. The Trustee’s and Agents’ compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer and each Guarantor, jointly and severally, will reimburse the Trustee and each Agent promptly upon request for all disbursements, advances and expenses reasonably incurred or made by it including costs of collection, any additional fees the Trustee may incur acting after a Default or an Event of Default and any fees the Trustee or any Agent may incur in connection with exceptional duties in relation thereto, in addition to the compensation for its services. Such expenses will include the reasonably incurred compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)The Issuer and the Guarantors, jointly and severally, will indemnify each of the Trustee and its officers, directors, employees, agents and any predecessor Trustee and the Agents, and hold it harmless, against any and all Losses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, a Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee and each Agent will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee and each Agent to so notify the Issuer will not relieve the Issuer or the Guarantors of their obligations hereunder. At the Trustee’s sole discretion, the Issuer will defend the claim and the Trustee will provide reasonable cooperation and may participate at the Issuer’s expense in the defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer will pay the reasonably incurred fees and expenses of such counsel; provided that the Issuer will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is, in the opinion of the Trustee, no conflict of interest between the Issuer and the Trustee in connection with such defense and no Default or Event of Default has occurred and is continuing. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.
(c)The obligations of the Issuer and the Guarantors under this Section 7.07 and any lien arising hereunder will survive the resignation or removal of the Trustee, the discharge of the Issuer’s obligations pursuant to Article 11 or the termination of this Indenture.
(d)To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
(f)The parties to this Indenture agree that, at the request of the Trustee, the fees and expenses payable under this Section 7.07 may be reviewed and increased from time to time in accordance with the Trustee’s then current fee levels. In addition, the Trustee reserves the right at any time and from time to time to charge the Issuer reasonably incurred additional fees and expenses in respect of the performance by the Trustee of services hereunder in respect of any exercise by the Issuer or the Holders of any call or put option, exchanges, conversions, solicitations, offers, tenders or any other process that requires communication with the Holders or in respect of additional fees incurred after a Default, an Event of Default or for exceptional duties.
Section 7.08    Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08; provided that the resigning Trustee may appoint a successor Trustee that is reasonably satisfactory to the Issuer.
(b)The Trustee may resign in writing without giving any reason at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then

Outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.10 hereof;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a custodian or public officer takes charge of the Trustee or its property; or
(4)the Trustee becomes incapable of acting.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)If a successor Trustee does not take office within 60 days after the resigning Trustee resigns or is removed, (i) the resigning Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee, or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office; provided that such appointment shall be reasonably satisfactory to the Issuer.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee will deliver a written acceptance of its appointment to the resigning Trustee and to the Issuer. Thereupon, the resignation or removal of the resigning Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The resigning Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the resigning Trustee.
(g)The Issuer covenants that, in the event of the Trustee or any Agent giving reasonable notice pursuant to this Section 7.08, it shall use its best endeavors to procure a successor Trustee or Agent to be appointed. If a successor Trustee or Agent is not appointed and does not take office within 30 days after the resigning Trustee or Agent resigns or is removed, the resigning Trustee or Agent may appoint a successor Trustee or Agent at any time prior to the date on which a successor Trustee or Agent takes office. If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.
Section 7.09    Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power.

Section 7.11    Communications.
In no event shall the Trustee or any of its Affiliates be liable for any Losses arising from the Trustee or any of its Affiliates receiving or transmitting any data from the Issuer, any Guarantor, any Authorized Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email. The parties hereto accept that some methods of communication are not secure and the Trustee or any of its Affiliates shall incur no liability for receiving Instructions via any such non-secure method. The Trustee or any of its Affiliates is authorized to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent or given by an Authorized Person or an appropriate party to the transaction (or authorized representative thereof). The Issuer or any authorized officer of the Issuer shall use all reasonable endeavors to ensure that Instructions transmitted to the Trustee or any of its Affiliates pursuant to this Indenture are complete and correct. Any Instructions shall be conclusively deemed to be valid Instructions from the Issuer or any authorized officers of the Issuer to the Trustee or any of its Affiliates for the purposes of this Indenture.
For purposes of this Section 7.11:
“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Trustee under the terms of this Indenture.
“Instructions” means any written notices, written directions or written instructions received by the Trustee in accordance with the provisions of this Indenture from an Authorized Person or from a person reasonably believed by the Trustee to be an Authorized Person.
“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by either party.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at the option of its Board of Directors evidenced by a resolution accompanied by an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes and the Note Guarantees upon compliance with the conditions set forth in this Article 8.
Section 8.02    Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all Outstanding Notes and all obligations of the Issuer and the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees with respect to such Notes, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Debt represented by the Outstanding Notes (including the Note Guarantees) which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged:
(1)the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantor’s obligations in connection therewith; and
(4)this Section 8.02.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.03, 4.04, 4.07, 4.09, 4.10, 4.11 and Article 5 hereof with respect to the Outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes and the Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(a)(3) through (6) hereof will not constitute an Event of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes:
(1)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, if any, on the Outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;
(2)in the case of an election under Section 8.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders (including, for the avoidance of doubt, any beneficial owners) of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(5)under either Section 8.02 or Section 8.03 hereof shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries are a party or by which the Issuer or any of its Restricted Subsidiaries is bound;
(6)the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;
(7)if the Notes are to be redeemed prior to their stated maturity, the Issuer must deliver to the Trustee irrevocable written instructions to redeem all of the Notes on the specified Redemption Date; and
(8)the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the Outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to this Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
The obligations of the Issuer under this Section 8.05 shall survive the resignation or removal of the Trustee and/or satisfaction and discharge of this Indenture.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Issuer.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note pursuant to Section 8.04 and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:
(1)to cure any ambiguity, defect or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
(3)to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders of the Notes or the Note Guarantees by a successor to the Issuer or such Guarantor pursuant to Article 5 or Article 10 hereof;
(4)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;
(5)to (a) comply with Section 4.10 hereof or (b) otherwise add any Guarantor;
(6)to provide for the issuance of Additional Notes in accordance with this Indenture;
(7)to evidence and provide for the acceptance and appointment by a successor Trustee;
(8)to conform the text of this Indenture, the Notes and the Note Guarantees to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes and the Note Guarantees, in each case as conclusively evidenced by an Officer’s Certificate;
(9)to secure the Notes or any Note Guarantee; or
(10)to provide for the assumption of the Issuer’s or any Guarantor’s obligations under this Indenture.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants set forth in Article 4 herein (other than pertaining to the payment of the Notes) or any release of the guarantee of the Notes by a Guarantor made in accordance with the terms of this Indenture, shall be deemed to impair or affect any legal rights of Holders of the Notes to receive payment of principal of, or premium, if any, or interest on, the Notes on or after the due dates therefor.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents pursuant to the next paragraph and Sections 9.04 (and in the case of 9.01(3), Section 5.01) hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
After an amendment or waiver under this Section becomes effective, the Issuer shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. The Trustee shall receive an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture and that such supplemental indenture is authorized or permitted by this Indenture.
Section 9.02    With Consent of Holders of Notes.
Except as provided in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees with the written consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes or a solicitation of consents in respect of Notes, provided that in each case such offer or solicitation is made to all Holders of then Outstanding Notes on equal terms) of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes.
Upon the request of the Issuer and the Guarantors, accompanied by a resolution of the Board of Directors of the Issuer authorizing the execution of any such supplemental indenture by the Issuer, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the Opinion of Counsel documents set forth in Section 9.04, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but will not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
The Holders of a majority in aggregate principal amount of the then Outstanding Notes may waive compliance in a particular instance by the Issuer or the Guarantors with any provision of this Indenture or the Notes (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes or a solicitation of consents in respect of the Notes).
However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;
(3)reduce the rate of or change the time for payment of interest on any Note;
(4)reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case, as provided in Section 3.06 or waive any such redemption payment with respect to the Notes;

(5)waive a Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(6)make any Note payable in money other than that stated in the Notes;
(7)make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, interest or premium, if any, on the Notes;
(8)release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
(9)amend the contractual right expressly set forth in this Indenture of any Holder of any Note to institute suit for the enforcement of any payment of principal of, or interest on, such Notes or the guarantees thereof on or after the respective stated maturity for such principal or interest payment date for such interest expressed in such Note;
(10)waive a redemption payment with respect to any Note (other than a payment required by Section 4.09);
(11)amend or modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; or
(12)make any change in the preceding amendment and waiver provisions.
A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Issuer elects to fix a record date for such purpose, the record date shall be fixed at such date as the Issuer may designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from the Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 90-day period.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change pursuant to any of clauses (1) through (8) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.
Section 9.03    Notation on or Exchange of Notes.
If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.
Section 9.04    Trustee Protected.
Upon written request of the Issuer, accompanied by a resolution of the Board of Directors or other governing body of the Issuer authorizing the execution and delivery by the Issuer of such amendment, supplement or waiver, the Trustee shall join the Issuer in signing any such amendment or supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment or supplement or waiver, the Trustee shall be provided with, and (subject to Article 7) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent have been satisfied and such amendment, supplement or waiver is authorized or permitted by this Indenture.
ARTICLE 10
GUARANTEE
Section 10.01    Note Guarantee.
(a)Subject to this Article 10, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
(1)the principal of, premium, if any, and interest, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)Each Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, a Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or such Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)Each Guarantor agrees that its right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby is hereby subordinated until payment in full of all obligations guaranteed hereby and each Guarantor shall take no action with respect to its right of subrogation until such payment in full of all such guaranteed obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the

Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee.
Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of the Notes by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the U.S. Uniform Fraudulent Conveyance Act, the U.S. Uniform Fraudulent Transfer Act or any similar U.S. federal or state law or other applicable law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Guarantor that are relevant under such laws, result in the obligations of each Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03    Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture (or a supplemental indenture to this Indenture) will be executed on behalf of such Guarantor by one of its Officers. The Note Guarantees may be executed by attachment to electronic mail in portable document format (PDF).
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee, if any, set forth in this Indenture on behalf of each Guarantor.
Section 10.04    Guarantor May Consolidate, Etc., on Certain Terms.
(a)Except if the Note Guarantee of such Guarantor is released and discharged in connection therewith pursuant to Section 10.05 hereof, no Guarantor shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is (either before or after giving effect to such transaction) an Affiliate of the Issuer, unless that Affiliate unconditionally assumes all of the obligations of such Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture, provided, however, such assumption shall not be required if:
(1)such Person is a Guarantor at the time of the transaction; or
(2)such sale or other disposition is an arms’-length transaction between such Guarantor, the Issuer or an Affiliate of the Issuer and such Guarantor receives consideration equal to the fair market value of the assets transferred.
(b)Except if the Note Guarantee of such Guarantor is released and discharged in connection therewith pursuant to Section 10.05 hereof, no Guarantor shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is not an Affiliate of the Issuer (whether or not such Guarantor is the surviving Person) other than the Issuer unless immediately after giving effect to such transaction, no Default or Event of Default exists.

(c)In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Affiliate, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by each Guarantor, such successor Affiliate will succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Affiliate thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
(d)Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.
Section 10.05    Releases.
Notwithstanding the foregoing, any Note Guarantee by a Subsidiary of the Issuer shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder:
(1)at the election of the Issuer by notice to the Trustee, upon or after the release or discharge of such Subsidiary from its guarantee of the Debt in connection with which such Note Guarantee was executed and delivered pursuant to clause (a) in the first paragraph of Section 4.10 (it being understood that a release subject to contingent reinstatement is still a release, and that if any such guarantee is reinstated, such Note Guarantee will also be reinstated to the extent that such Guarantor would then be required to provide a Note Guarantee pursuant to such clause); or
(2)upon any sale or other disposition (by merger or otherwise) of (i) the Capital Stock of such Subsidiary if such Subsidiary ceases to be a Subsidiary of the Issuer as a result of such sale or other disposition, or (ii) all or substantially all of the assets of such Subsidiary to any Person which is not a Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Subsidiary has been or is being released by the holders of the other Debt so guaranteed; or
(3)in the case of any Restricted Subsidiary that becomes a Guarantor at the Issuer’s election pursuant to clause (b) in the first paragraph of Section 4.10, upon notice to the Trustee of Issuer’s election to release such Guarantor (unless otherwise provided in the applicable supplemental indenture pursuant to which such Restricted Subsidiary becomes a Guarantor) or in any other circumstance described in the applicable supplemental indenture pursuant to which such Restricted Subsidiary becomes a Guarantor; provided that, immediately after giving effect thereto, no Default or Event of Default is continuing; or
(4)upon the Issuer exercising its rights under Article 8 or upon the discharge of all the obligations under this Indenture in accordance with Article 11; or
(5)upon the Issuer designating such Subsidiary to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or
(6)upon the liquidation or dissolution of such Subsidiary provided that, immediately after giving effect thereto, no Default or Event of Default is continuing.
The Issuer shall notify the Trustee in writing of the release and discharge of a Note Guarantee in accordance with this Section 10.05 (or, in the case of clause (1) or (3) of this Section 10.5, of the Issuer’s election to effect the same); provided that no such notification shall be a condition for the release and discharge of a Note Guarantee to be effective; provided further that the Trustee shall be under no obligation to inform Holders of the occurrence of the release and discharge of a Note Guarantee. Upon delivery to the Trustee of an Officers’ Certificate and Opinion of Counsel to the effect that the applicable condition precedent set forth in any of clauses (1) through (6) of this Section 10.05 has been complied with, the Trustee, at the Issuer’s expense, will execute any documents reasonably requested by the Issuer to evidence the release of the applicable Note Guarantee.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect as to the Notes issued hereunder (except for certain surviving rights of the Trustee and the Issuer’s obligations in connection therewith), when:
(1)either:
(a)all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or
(b)all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Debt on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2)no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(3)the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture in respect of the Notes; and
(4)the Issuer has delivered irrevocable instructions to the Trustee (or the Paying Agent, as appropriate) under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.
In addition, the Issuer must deliver (a) an Officer’s Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied and (b) an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge set forth in clauses (2) and (4) of this Section 11.01 have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 8.06 and 11.02 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02    Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or one of its Subsidiaries acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
MISCELLANEOUS
Section 12.01    [Reserved].
Section 12.02    Notices.
Any notice or communication by the Issuer, the Guarantors, the Trustee, the Registrar, Paying Agent or Authentication Agent to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or any other electronic transmission such party agrees to accept, or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer or the Guarantors:
ESAB Corporation
909 Rose Avenue, 8th Floor
North Bethesda, Maryland 20852
Telephone: (301) 323-9099
E-Mail: Curtis.jewell@esab.com
Attention: General Counsel
If to the Trustee, Paying Agent, Registrar or Transfer Agent:
U.S. Bank Trust Company, National Association
Three James Center
1051 East Cary Street, Suite 600
Richmond, Virginia 23219
E-Mail: elizabeth.boyd@usbank.com
Attention: Elizabeth A. Boyd
Each of the Issuer and the Guarantors, or the Trustee, Registrar, Paying Agent or Authentication Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile or other electronic means; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notices delivered to DTC will be deemed given on the date when delivered.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
In the case of Definitive Notes, all notices to Holders will be validly given if mailed to them at their respective addresses in the Register of such Notes, if any, maintained by the Registrar. Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. For so long as any Notes are represented by Global Notes, all notices to Holders will be delivered to DTC.
Section 12.03    [Reserved].
Section 12.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.
Section 12.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any of the Guarantors, as such, will have any liability for any obligations of the Issuer or the Guarantors, under the Notes, the Note Guarantees, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.
Section 12.08    Governing Law.
THIS INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 12.09    Submission to Jurisdiction; Appointment of Agent for Service.
The Issuer, each of the Guarantors and the Trustee agree that any suit, action or proceeding arising out of or based upon this Indenture may be instituted in any State or U.S. federal court located in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
Each of the Issuer and each such Guarantor agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.
Each party hereto hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.
The provisions of this Section 12.09 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer or any Guarantor or the Trustee or any other party and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.
Section 12.10    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.11    Successors.
All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of a Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.
Section 12.12    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.13    Counterpart; Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 12.14    Table of Contents, Headings, Etc.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.15    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 12.16    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services resulting from such forces; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.17    U.S.A. Patriot Act.
The Issuer and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act of the United States, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
[Signatures on following page]

SIGNATURES

Dated as of April 9, 2024

ESAB CORPORATION, as Issuer

	By:	/s/ Kevin J. Johnson
Name: Kevin J. Johnson
Title: Chief Financial Officer

EMSA HOLDINGS, INC.
GCE GAS CONTROL EQUIPMENT INC.
OHIO MEDICAL, LLC
SHAWEBONE HOLDINGS INC.
SOLDEX HOLDINGS I LLC
THE ESAB GROUP, INC.
VICTOR EQUIPMENT COMPANY
VICTOR TECHNOLOGIES GROUP, INC.
VICTOR TECHNOLOGIES HOLDINGS, INC.
VICTOR TECHNOLOGIES INTERNATIONAL, INC.
WELDING & CUTTING PRODUCTS LLC,
each as a Guarantor

	By:	/s/ Kevin J. Johnson
Name: Kevin J. Johnson
Title: President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Paying Agent, Registrar and Transfer Agent

	By:	/s/ Elizabeth A. Boyd
Name: Elizabeth A. Boyd
Title: Vice President

EXHIBIT A
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]
CUSIP: _______
ISIN: _______
6.25% Senior Notes due 2029

No. ___	$_______
ESAB CORPORATION, a Delaware corporation, promises to pay to _______ or its registered assigns, the principal sum of ____________ DOLLARS or such greater or lesser amount as may be indicated in Schedule A hereto on April 15, 2029.
Interest Payment Dates:     April 15 and October 15
Record Dates:     April 1 and October 1
Additional provisions of this Note are set forth on the other side of this Note.

Dated:

ESAB CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

[Reverse of Note]
6.25% Senior Notes due 2029
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)INTEREST. ESAB Corporation, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 6.25% per annum from [April 9, 2024]1 until maturity. The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [October 15, 2024]2. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
(2)METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.09 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose as provided in the Indenture or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
(4)INDENTURE. The Issuer issued the Notes under an Indenture, dated as of April 9, 2024 (the “Indenture”), between the Issuer, the Guarantors and U.S. Bank Trust Company, National Association, as Trustee. The terms of the Notes include those stated in the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Issuer is entitled to issue Additional Notes pursuant to the applicable terms of the Indenture.
(5)OPTIONAL REDEMPTION. At any time prior to April 15, 2026, the Issuer may redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice (provided that the Issuer may give more than 60 days’ prior notice if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, but not including, the date of redemption (the “Redemption Date”).
1 With respect to the Initial Notes.
2 With respect to the Initial Notes.

On or after April 15, 2026, the Issuer may redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice (provided that the Issuer may give more than 60 days’ prior notice if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to, but not including, the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2026	103.125%
2027	101.563%
2028 and thereafter	100.000%
Notwithstanding the foregoing, at any time prior to April 15, 2026, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture, at a redemption price of 106.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that:
(a)at least 60% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and of its Subsidiaries); and
(b)the redemption must occur within 180 days of the date of the closing of such Public Equity Offering.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption (subject to the satisfaction of any applicable conditions precedent). On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption. Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee or the Paying Agent.
In connection with any redemption of the Notes (including with the net cash proceeds of a Public Equity Offering), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction (including any related Public Equity Offering). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.
In addition, the Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.
(6)MANDATORY REDEMPTION.  The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
(7)OFFER TO REPURCHASE UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem the Notes as provided in Section 3.06 of the Indenture, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 principal amount and integral multiples of $1,000 in excess thereof) of each Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, on the Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer shall send a notice to each Holder, with a copy to the Trustee and Paying Agent, describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(8)NOTICE OF REDEMPTION. Notices of redemption shall be given in accordance with Section 3.03 of the Indenture and with the effect of notice of redemption as set forth in Section 3.04 of the Indenture.
(9)DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Registrar may not require a Holder to pay any taxes and fees, except as otherwise set forth in the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.
(10)PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(11)AMENDMENT, SUPPLEMENT AND WAIVER. The provisions of the Indenture governing amendment, supplement and waiver are set forth in Article 9 of the Indenture.
(12)DEFAULTS AND REMEDIES. Events of Default and Remedies are set forth in Article 6 of the Indenture.
(13)TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
(14)NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases such liability. The waiver and release are part of the consideration for issuance of the Notes.
(15)AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee.
(16)ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
(17)CUSIP AND ISIN NUMBERS. The Issuer has caused CUSIP and/or ISIN numbers to be printed on the Notes and the Trustee (or the Registrar, as appropriate) may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
(18)GOVERNING LAW. THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF

CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(19)COUNTERPARTS. This Note may be executed in any number of counterparts (including by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
ESAB Corporation
909 Rose Avenue, 8th Floor
North Bethesda, Maryland 20852
Telephone: (301) 323-9099
E-Mail: Curtis.jewell@esab.com
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip Code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the face of this Note

Signature Guarantee*:
*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, check the box: ☐
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
$___________________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*This Schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
ESAB Corporation
909 Rose Avenue, 8th Floor
North Bethesda, Maryland 20852
Telephone: (301) 323-9099
E-Mail: Curtis.jewell@esab.com
Attention: General Counsel
U.S. Bank Trust Company, National Association
Three James Center
1051 East Cary Street, Suite 600
Richmond, Virginia 23219
E-Mail: elizabeth.boyd@usbank.com
Attention: Elizabeth A. Boyd
Re: ESAB Corporation – 6.25% Senior Notes due 2029
Reference is hereby made to the Indenture, dated as of April 9, 2024 (the “Indenture”), between ESAB Corporation, as Issuer, the Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as Trustee, Transfer Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_________, (the “Transferor”) owns and proposes to transfer the Note[s] or beneficial interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ (the “Transfer”), to _____________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐     Check if Transferee will take delivery of a beneficial interest in the 144A. Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and under the U.S. Securities Act.
2.☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a “Distributor” as defined in Rule 902 of Regulation S) and the transferred beneficial interest will be held immediately after such Transfer through DTC. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and under the U.S. Securities Act.
3.☐     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)☐    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the U.S. Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
(b)☐     Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
(c)☐     Check if Transfer is pursuant to an Effective Registration Statement. The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the U.S. Securities Act and in compliance with the prospectus delivery requirements of the U.S. Securities Act.
(d)☐     Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the U.S. Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
4.☐    Check if Transfer is to the Issuer or any of its Subsidiaries. The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)☐ a beneficial interest in the: _________
(i)☐ 144A Global Note (144A ISIN:_______, 144A CUSIP:_________), or
(ii)☐ Regulation S Global Note (Regulation S ISIN:_________, Regulation S CUSIP: _________)
(b)☐ a Restricted Definitive Note.
2.After the Transfer the Transferee will hold: _________
[CHECK ONE]
(a)☐ a beneficial interest in the: _________
(i)☐ 144A Global Note (144A ISIN: _________, 144A CUSIP:_________), or
(ii)☐ Regulation S Global Note (Regulation S ISIN:_________, Regulation S CUSIP: _________), or
(iii)☐ Unrestricted Global Note (144A ISIN:_________, 144A CUSIP: _________); or
(b)☐ a Restricted Definitive Note; or
(c)☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
ESAB Corporation
909 Rose Avenue, 8th Floor
North Bethesda, Maryland 20852
Telephone: (301) 323-9099
E-Mail: Curtis.jewell@esab.com
Attention: General Counsel
U.S. Bank Trust Company, National Association
Three James Center
1051 East Cary Street, Suite 600
Richmond, Virginia 23219
E-Mail: elizabeth.boyd@usbank.com
Attention: Elizabeth A. Boyd
6.25% Senior Notes due 2029
(144A CUSIP: _________; Regulation S CUSIP: _________;
144A ISIN:_________; Regulation S ISIN: _________)
Reference is hereby made to the Indenture, dated as of April 9, 2024 (the “Indenture”), between ESAB Corporation, as Issuer, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee, Paying Agent, Transfer Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________, (the “Owner”) owns and proposes to exchange the Note[s] or beneficial interest in such Note[s] specified herein, in the principal amount of $                            (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
[CHECK ALL THAT APPLY]
(a)☐     Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the U.S. Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
B-1

(c)☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the U.S. Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)☐     Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the U.S. Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
(a)☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note in an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and under the U.S. Securities Act.
(b)☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the U.S. Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and under the U.S. Securities Act.
C-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:
C-3

EXHIBIT D
FORM OF NOTATION OF GUARANTEE
For value received, the Guarantors (which term includes any successor Person under the Indenture) have unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of April 9, 2024 (the “Indenture”), between ESAB Corporation, a Delaware corporation (the “Issuer”), each guarantor from time to time party thereto (the “Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), paying agent, transfer agent, registrar and authenticating agent, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. This Note Guarantee shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, as provided by Section 10.05 of the Indenture.

[GUARANTOR]

By:
Name:
Title:
D-1

EXHIBIT E
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS]
SUPPLEMENTAL INDENTURE No. __ (this “Supplemental Indenture”), dated as of [●], among ESAB Corporation, a Delaware corporation (the “Issuer”), each of the guarantors party hereto (each, a “New Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
WHEREAS, the Issuer and the Guarantors party thereto have executed and delivered to the Trustee an indenture, dated as of April 9, 2024 (the “Indenture”), relating to the Issuer’s 6.25% Senior Notes due 2029 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances subsidiaries of the Issuer shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and deliver a notation of guarantee as described in the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to Guarantee. Each New Guarantor hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of any New Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
4.New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Issuer.
E-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ESAB CORPORATION, as Issuer

By:
Name:
Title:

[GUARANTOR(S)], as New Guarantors

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:
E-2